PACIFIC AVIATION HOLDING COMPANY

VIA FACSIMILE
(360) 370-81165

January 23,1998

Igor Dmitrowsky
Chairman & President
Baltia Airlines Inc.
63-25 Saunders Street, Suite 71
Rego Park, NY 11374

Dear Igor,

Thank you for taking the time to visit our offices. This proposal offers the ex-TWA Boeing 747-200. The terms and provisions are subject to approval by the Lessor's management as well as the following additional conditions:

Lessor:      Pacific Aviation Holding Company or its assignees.

Lessee:      Baltia Airlines, Inc,

Aircraft:                One (1) Boeing 747-200 aircraft equipped with four
                         (4) Pratt & Whitney JT9D-7A engines, The aircraft is further described as having F,A.A. registration number N303TW. See aircraft specifications in Exhibit A.

Bass Lease Term:         Three (3) to five (5) years.

Lease Payments:     $225,000 per month in advance.
Delivery Date:           To be mutually agreed upon.

Type of Lease;      This will be a non-cancellable net lease transaction,
                    whereby operations, maintenance, insurance, taxes and documentation costs in the USA and in any other country where the Aircraft is registered, and all items of a similar nature arising out of the use. operation and leasing of the Aircraft by Lessee during the Lease term will be for Lessee's account.

Igor Dmitrowsky
January 29, 1998
Page 2

Lessor's Lender:    A financial institution acting as Lender to  Lessor who
                    may have a security interest in the Equipment, subject to Lessee's right of quiet enjoyment under the Lease.
                    Lessor will advise Lessee of any security interest granted by Lessor to Lessor's Lender.

Delivery/
Redelivery:              Lessee 'will pay for the cost of the  Delivery and
                         Redelivery of the Aircraft.

Delivery Condition:      The Aircraft will be delivered to the Lessee  in
                         Marana, Arizona on the Delivery Date in a condition to be agreed on by Lessor and Lessee prior to lease execution.

Country of Registration,   USA

Maintenance:        The Aircraft will be maintained by Lessee using an
                    approved maintenance provider in accordance with Lessee's approved maintenance program so as to keep the Aircraft in good operating condition, Lessee will, during the term of the Lease, maintain all records and logs required to be maintained by the FAA. At return, the records and logs will meet the requirements of the U.S. FAR Part 121,

Return Conditions:  Upon expiration of the Lease, the Aircraft will be returned to Lessor in Tucson, Arizona. Lessee shall redeliver to Lessor all logs, and inspection or maintenance records required to be maintained by the United States FAA with respect to the Equipment including historical records for the period of lease necessary to prove parts traceability. The Lessor will be responsible for the records prior to delivery. The required maintenance status of the Aircraft upon return shall be generally equivalent to the Delivery Condition. More specific return conditions shall be agreed to between Lessor and Lessee prior to lease execution.

Insurance:          Lessee will maintain standard industry levels of hull,
                    liability and war risk insurance on the Aircraft in amounts to be negotiated between Lessor and Lessee.
                    Lessee's insurance policies will be endorsed to include the Lessor and Lessor's Lender as loss payee and as additional insureds for their respective interests.

     Igor Dmitrowsky
     January 23, 1998
     Page 3

Stipulated Loss Value:        $22,000,000.

Maintenance Reserves.    Lessee will pay Lessor, monthly in  arrears, on the
                         5th business day of each month, US$225.00  per
                         flight hour/cycle, whichever Is greater, for each
                         engine  for engine   overhaul reserves, US$200 per
                         flight hour/cycle, whichever is greater, for the
                         airframe "C"/"D"   check, US$25.00 per flight
                         hour/cycle, whichever is greater, for landing gear
                         overhaul reserves   and US$50.00 per flight
                         hour/cycle, whichever is greater, for APU overhaul
                         reserves. Lessee shall be raquired to maintain a
                         minimum 5:1 hour to   cycle ratio for the purpose
                         of maintenance reserve   calculation. These
                         reserves will only be utilized to pay for specific overhaul work performed on the engine, airframe, landing gear and APU, and will be utilized for routine maintenance, or maintenance caused by accidents, mishandling or FOD which are the subject of normal insurance claims.

Assignment, Waivers
  and Consents:          Lessor will have the right to assign its interest
                         in the Lease and the Aircraft to any bank, partnership, trust, financial institution or corporation, subject to Lessee's right of quiet enjoyment under the Lease.

Lessee Modifications:    Lessee, at its sole cost and expense, will have the
                         right to modify or improve the Equipment in any manner which does not materially decrease the value or utility of the Equipment, Lessee will not discriminate against the Equipment with respect to the performance of service bulletins which Lessee performs on a majority of other equipment of the same type in Lessee's fleet. Any modifications or additions to the Equipment required by law shall become the property of Lessor.

Lease Commencement Date:      The Leases will commence on the Delivery Dates.

Igor Dmitrowsky
January 23, 1998
Page 4

Renewal Options:         None.

Conditions Precedent:    The obligations of the Lessor regarding this
                         transaction shall be subject to certain conditions,
                          including:

                         1) the Lessee's representations and warranties made in connection with the transaction being true and correct and the Lessee not being in default of any of its obligations on the Delivery Date.

                         2)   a credit review of lessee's financial
                         condition and no material adverse change in Lessee's financial condition from the date hereof to the date the Aircraft is delivered to Lessee;

                         3)   the Lessor receiving favorable opinion(s) from:

                              a) independent counsel that all filings and recordings necessary to protect Lessor's and Lessors Lender's interest in the Aircraft in the Country of Registration shall be accomplished by the filing of the documentation required for the Lease; and

                              b)   counsel regarding the legality and
                              validity of the obligations of Lessor and Lessor's Lender as it relates to the documentation required for the Lease;

                         4) no loss or destruction of the Aircraft prior to the Delivery Date.

Igor Dmitrowsky
January 23, 1998
Page 5

Conditions Precedent
(cont'd):

                         5) the Lessee providing the following documents (to the extent reasonably requested by the Lessor):

                              a) a certificate or certificates evidencing satisfactory liability insurance coverage of the Aircraft;

                              b)   an opinion of counsel, officer's
                              certificates, certified resolutions and an incumbency and signature certificate;
                         and

                              c)   evidence that the Lessor's and Lessor's
                              Lender's interest shall be appropriately recorded or perfected;

                         6) all other documentation associated with this transaction including but not limited to the Lease being satisfactory to Lessor;

                         7)   Lessor's Executive Committee approval; and

                         8)   Lessee's Board of Director's approval.
                         9)   Availability of the Aircraft-

Documentation:      Documentation for the transaction will be prepared by
                    counsel to Lessor. All documentation shall be subject to the laws of the State of California, United States of America and shall be mutually agreed upon and acceptable to all parties to the transaction. The parties shall receive customary legal opinions for the Lease transaction.

Transaction
     Expenses:           Each party shall bear its own expenses associated
                         with negotiating and documenting this transaction.

Igor Dmitrowsky January 23, 1998 Page 6

Security Deposit:   Within Five (5) business days after the execution of
                    this proposal by Lessee, Lessee will provide a Security
                    Deposit per Aircraft as follows:
                         1) Three months rental in cash or in the form of a Letter of Credit satisfactory to Lessor.

                    The Security Deposit will only be refunded should commercially reasonable documentation not be agreed to by the parties, The Security Deposit will be returned at the end of the lease upon notice by the Lessor that all terms of the lease are in compliance.

Expiration Date:    This proposal shall expire at 5:00 p.m, PDT on Monday,
                    February 23, 1998. If the above proposal Is acceptable, please sign below where indicated and return a copy of same to us on or before the Expiration Date, along with the Security Deposit.

Yours truly,
                                                    AGREED AND ACCEPTED
Pacific Aviation Holding Company                    BALTIA AIRLINES, INC.
                                                    By:___(Igor Dmitrowksy)___
Paul Redman                                         Title: ___President_______
Vice President
                                                    Date:____ 2-4-98__________